UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2019

(Exact name of registrant as specified in its charter)

Delaware	001-13695	16-1213679
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

5790 Widewaters Parkway, DeWitt, New York	13214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (315) 445-2282

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value per share	CBU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01	Entry into a Material Definitive Agreement

On October 18, 2019, Community Bank System, Inc. (“Community Bank System”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Steuben Trust Corporation (“Steuben”), a bank holding company based in Hornell, New York and the parent of Steuben Trust Company (“Steuben Trust”). The Merger Agreement provides for Steuben to merge with and into Community Bank System, with Community Bank System continuing as the surviving corporation (the “Merger”). Contemporaneous with the Merger, Steuben Trust will be merged with and into Community Bank, N.A. (“Community Bank”), Community Bank System’s wholly-owned banking subsidiary.

This transaction will provide natural market enhancement and extension for both institutions, joining two high-quality, low-risk franchises with long histories of customer service, as well as a commitment to their communities. Steuben Trust provides Community Bank with improved scale in several more Western New York markets, including Buffalo and Rochester, with total assets of nearly $580 million, deposits of $480 million, and 15 branch offices across a six county area.

The Merger Agreement has been unanimously approved by the boards of directors of both Community Bank System and Steuben. Subject to the approval of Steuben’s shareholders, regulatory approvals, and other closing conditions, as described below, the parties anticipate completing the transaction in the second quarter of 2020.

Under the terms of the Merger Agreement, shareholders of Steuben will receive, for each share of common stock they own, a combination of $12.60 cash and 0.8054 shares of Community Bank System common stock, for total consideration valued at approximately $63.00 per share (based on Community Bank System’s volume weighted average price of $62.58 for the thirty trading day period ending October 15, 2019). The transaction is intended to qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, as amended.

The Merger Agreement contains customary representations and warranties from both Steuben and Community Bank System, and each party has agreed to customary covenants, including, among others, covenants relating to the conduct of Steuben’s business during the interim period between the execution of the Merger Agreement and the effective time of the Merger, and Steuben’s non-solicitation obligations relating to alternative acquisition proposals and its obligation to recommend that its shareholders approve the Merger Agreement, subject to customary exceptions in the event of an unsolicited acquisition proposal that constitutes a “superior proposal” or the occurrence of an “intervening event,” in each case as defined in the Merger Agreement.

The completion of the Merger is subject to customary conditions, including, among others, (1) the approval of the Merger Agreement by the holders of at least two thirds of the outstanding shares of Steuben common stock, (2) authorization for listing on the New York Stock Exchange of the shares of Community Bank System common stock to be issued in the Merger, (3) the effectiveness of the Registration Statement on Form S-4 for the Community Bank System common stock to be issued in the Merger, (4) the absence of any order, injunction or other legal restraint preventing the completion of the Merger or making the consummation of the Merger illegal, and (5) the receipt of required regulatory approvals, including the approval of the Office of the Comptroller of the Currency and the Federal Reserve Board. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, which may be waived by the parties, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (ii) performance in all material respects by the other party of its obligations under the Merger Agreement, (iii) the receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and (iv) the absence of a material adverse effect on the other party.

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The Merger Agreement provides for certain termination rights for both Community Bank System and Steuben, and further provides that upon a termination of the Merger Agreement under certain circumstances relating to a third-party takeover proposal, Steuben will be obligated to pay Community Bank System a termination fee of $4,270,000.

Each of Steuben’s directors, executive officers and certain principal shareholders have entered into Shareholder Support Agreements pursuant to which they have agreed to vote their shares in favor of the approval of the Merger Agreement at the shareholders’ meeting to be held to vote on the proposed transaction.

The Merger Agreement contains usual and customary representations and warranties that Community Bank System and Steuben made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Community Bank System and Steuben, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Community Bank System and Steuben rather than establishing matters as facts. Furthermore, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Community Bank System’s or Steuben’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as factual information at the time they were made or otherwise.

The foregoing summary of the Merger Agreement is not complete and is qualified in its entirety by reference to the Merger Agreement which is filed as Exhibit 2.1 hereto and incorporated herein by reference in its entirety.

Additional Information about the Merger

In connection with the proposed merger, Community Bank System, Inc. will file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that will include a prospectus of Community Bank System, Inc. and a proxy statement of Steuben Trust Corporation, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. Shareholders of Steuben Trust Corporation are urged to read the registration statement and proxy statement/prospectus and the other relevant materials filed with the SEC when they become available because they will contain important information about the proposed transaction.

A free copy of the proxy statement/prospectus, when available, as well as other filings containing information about Steuben Trust Corporation and Community Bank System, Inc., may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, when available, free of charge from Steuben Trust Corporation at www.steubentrust.com/about/investor-relations.html or from Community Bank System, Inc. by accessing its website at www.cbna.com under the heading of “Investor Relations” and then “SEC Filings & Annual Report.” Copies of the proxy statement/prospectus can also be obtained, free of charge and when available, by directing a request to Steuben Trust Corporation, One Steuben Square, Hornell, New York 14843, Attention: Investor Relations, Telephone: (866) 783-8236, or to Community Bank System, Inc., 5790 Widewaters Parkway, DeWitt, New York 13214, Attention: Investor Relations, Telephone: (315) 445-2282.

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Steuben Trust Corporation and Community Bank System, Inc. and certain of their respective directors and executive officers may be deemed to participate in the solicitation of proxies from the shareholders of Steuben Trust Corporation in connection with the proposed merger. Information about the directors and executive officers of Steuben Trust Corporation and their ownership of Steuben Trust Corporation common stock will be set forth in the proxy statement/prospectus to be delivered for the proposed merger. Information about the directors and executive officers of Community Bank System, Inc. and their ownership of Community Bank System, Inc. common stock is set forth in the proxy statement for its 2019 annual meeting of shareholders, as filed with the SEC on Schedule 14A on April 1, 2019. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed merger when it becomes available. Free copies of this document when available may be obtained as described above.

Forward Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of the words “will,” “anticipate,” “expect,” “intend,” “estimate,” “target,” and words of similar import. Forward-looking statements are not historical facts but instead express only management’s current beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. The following factors, among others listed in Community Bank System’s Form 10-K filings, could cause the actual results of the Companies’ operations to differ materially from the Companies’ expectations: failure to obtain the approval of the shareholders of Steuben Trust Corporation in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties’ ability to achieve the synergies and value creation contemplated by the proposed merger; the parties’ ability to successfully integrate operations in the proposed merger; the effect of the announcement of the proposed merger on the ability of Steuben Trust Corporation to maintain relationships with its key partners, customers and employees, and on its operating results and business generally; competition; changes in economic conditions, interest rates and financial markets; the impact of the federal government shutdown; and changes in legislation or regulatory requirements. The Companies do not assume any duty to update forward-looking statements.

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Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of October 18, 2019, by and between Community Bank System, Inc. and Steuben Trust Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Community Bank System, Inc.

By:	/s/ George J. Getman
Name: George J. Getman
Title: EVP and General Counsel

Dated: October 24, 2019

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Exhibit Index

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of October 18, 2019, by and between Community Bank System, Inc. and Steuben Trust Corporation

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